Exhibit 10.1
INFINERA CORPORATION
2016 EQUITY INCENTIVE PLAN
(as amended and restated on May 24, 2018, as amended May 23, 2019)
1.Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non‑U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control, and (B) if the stockholders of the Company immediately before the change in ownership continue to retain, immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the shares of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control; or
(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
(iv) Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(i)“Common Stock” means the common stock of the Company.
(j)“Company” means Infinera Corporation, a Delaware corporation, or any successor thereto.
(k)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital‑raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(l)“Director” means a member of the Board.
(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the

Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. For the avoidance of doubt, as set forth in Section 5(e), the Administrator may not implement an Exchange Program.
(q)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing under this Section 2(q), for federal, state and local income tax reporting purposes, fair market value will be determined by the Company (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
(r)“Fiscal Year” means the fiscal year of the Company.
(s)“Incentive Stock Option” means an Option that by its terms qualifies and otherwise is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(t)“Initial Value” means (i) with respect to any Option or Stock Appreciation Right, the value of such Option or Stock Appreciation Right calculated in accordance with the Black-Scholes option valuation methodology on the grant date, and (ii) with respect to any Award other than an Option or Stock Appreciation Right, the product of (A) the Fair Market Value of one Share on the grant date of the Award and (B) the aggregate number of Shares subject to the Award, as applicable.
(u)“Inside Director” means a Director who is an Employee.
(v)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(w)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(x)“Option” means a stock option granted pursuant to the Plan.
(y)“Outside Director” means a Director who is not an Employee.
(z)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(aa)“Participant” means the holder of an outstanding Award.
(ab)“Performance Goals” means performance goals relating to one or more business criteria, which may provide for a targeted level or levels of achievement including without limitation: (i) revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre‑tax profit; (vi) earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; (vii) earnings before interest, taxes and depreciation and amortization; (viii) earnings before interest and taxes; (ix) net income; (x) expenses; (xi) new product development; (xii) stock price; (xiii) earnings per share; (xiv) return on stockholder equity; (xv) return on capital; (xvi) return on net assets; (xvii) economic value added; (xviii)

market share; (xix) customer service; (xx) customer satisfaction; (xxi) sales; (xxii) total stockholder return; (xxiii) free cash flow; (xxiv) net operating income; (xxv) operating cash flow; (xxvi) return on investment; (xxvii) employee satisfaction; (xxviii) employee retention; (xxix) balance of cash, cash equivalents and marketable securities; (xxx) product development; (xxxi) research and development expenses; (xxxii) completion of an identified special project; (xxxiii) completion of a joint venture or other corporate transaction; (xxxiv) inventory balance; or (xxxv) inventory turnover ratio. Any criteria used may be measured, as applicable, (A) in absolute terms, (B) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (C) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (D) on a per-share or per-capita basis, (E) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, business unit, joint venture and/or other segment), and/or (F) on a pre-tax or after-tax basis. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.
(ac)“Performance Period” means the time period of any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.
(ad)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.
(ae)“Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(af)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator.
(ag)“Plan” means this 2016 Equity Incentive Plan, as may be amended from time to time.
(ah)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(ai)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(aj)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ak)“Securities Act” means the Securities Act of 1933, as amended.
(al)“Section 16(b)” means Section 16(b) of the Exchange Act.
(am)“Section 409A” means Section 409A of the Code and the final regulations and any guidance promulgated thereunder, as may be amended from time to time.
(an)“Service Provider” means an Employee, Director or Consultant.
(ao)“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ap)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
(aq)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ar)“Tax Obligations” means tax, social insurance and social security liability obligations and requirements in connection with the Awards, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company (or Company’s Parent or Subsidiary, as applicable), (ii) the Participant’s and, to the extent required by the Company (or its Parent or Subsidiary, as applicable), the Company’s (or its Parent’s or Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares issued under the Award, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares or other consideration thereunder).
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 22,700,000 Shares, plus (ii) any Shares subject to awards granted under the Company’s 2007 Equity Incentive Plan (the “Existing Plan”) that, after the effective date of the Plan, expire, are forfeited or otherwise terminate without having been exercised in full to the extent such awards were exercisable, and Shares issued pursuant to awards granted under the Existing Plan that, after the effective date of the Plan, are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 7,700,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Lapsed Awards. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan (unless repurchased as specified in this subsection (b) below). If an Option or Stock Appreciation Right Award expires or becomes unexercisable without having been exercised in full, the unexercised Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). If an Award of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares (eh, a “Full Value Award”) is forfeited or repurchased by the Company due to failure to vest, then the forfeited or repurchased Shares subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares used to pay the exercise or purchase price of an Award will cease to be available for future grant or sale under the Plan. Shares used to satisfy the Tax Obligations related to an Option or Stock Appreciation Right will not become available for future grant or sale under the Plan. Shares used to satisfy the Tax Obligations related to a Full Value Award will be available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option will become available for issuance under this Plan or the Existing Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).
(c)Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.
(a)Procedure.

(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)to determine the Fair Market Value;
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(viii)to modify or amend each Award (subject to Section 5 and Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards;
(ix)to allow Participants to satisfy Tax Obligations in such manner as prescribed in Section 15 of the Plan;
(x)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
(xii)to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by law.
5.Limits.
(a)Share Limits. Subject to Section 14, the limits specified below shall be applicable to Awards issued under the Plan:
(i)Limits on Options. No Participant shall receive Options during any Fiscal Year covering in excess of 1,500,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted Options covering up to an additional 1,500,000 Shares.
(ii)Limits on Stock Appreciation Rights. No Participant shall receive Stock Appreciation Rights during any Fiscal Year covering in excess of 1,500,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted Stock Appreciation Rights covering up to an additional 1,500,000 Shares.
(iii)Limits on Restricted Stock. No Participant shall receive Awards of Restricted Stock during any Fiscal Year covering in excess of 1,500,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted an aggregate of up to an additional 1,500,000 Shares of Restricted Stock.
(iv)Limits on Restricted Stock Units. No Participant shall receive Restricted Stock Units during any Fiscal Year covering in excess of 1,500,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted an aggregate of up to an additional 1,500,000 Restricted Stock Units.
(v)Limits on Performance Shares. No Participant shall receive Performance Shares during any Fiscal Year covering in excess of 1,500,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted up to an additional 1,500,000 Performance Shares.
(vi)Limits on Performance Units. No Participant shall receive Performance Units with an aggregate Initial Value of greater than $7,500,000.
(b)Outside Director Share Limits. No Outside Director may be granted, in any Fiscal Year, Awards (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including without limitation any cash retainers or fees) that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than an Outside Director, will be excluded for purposes of this Section 5(b).
(c)Vesting Limits.
(i)One-Year Vesting Requirement. Awards granted under the Plan shall vest no earlier than the one (1) year anniversary of the Award’s date of grant, provided that the Administrator, in its sole discretion, may provide an Award may accelerate vesting by reason of the Participant’s death, Disability or retirement, or a termination of the Participant’s service that occurs in connection with a Change in Control, and provided further, that, notwithstanding the foregoing in this sentence, Awards that result in the issuance of an aggregate of up to 5% of the Shares reserved for issuance under Section 3(a) may be granted to Service Providers, or outstanding Awards modified, without regard to such minimum vesting, exercisability and distribution provisions.
(ii)Limited Vesting Acceleration upon a Change in Control. Except (x) as permitted under Section 5(c)(i) and (y) for any Awards made to Outside Directors, the Administrator shall not be permitted to accelerate the vesting of an Award upon a Change in Control other than in the event an Award is not assumed or substituted for as provided for in Section 14(c). For purposes of clarification, the Administrator will be permitted to provide for the acceleration of an Award in connection with a termination of service upon or in connection with a Change in Control.
(d)Incentive Stock Options.
(i)$100,000 Limitation. Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be Incentive Stock Options and the excess

Options will be treated as Nonstatutory Stock Options. For these purposes, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(ii)Maximum Option Term. In the case of an Incentive Stock Option, the term of an Option will be ten (10) years from the date of grant or such shorter term as may be provided by the Administrator and set forth in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(iii)Option Exercise Price. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. An Incentive Stock Option granted to any Employee other than an Employee described in immediately preceding sentence, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this subsection (iii), Incentive Stock Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(e)No Exchange Program or Repricing. The Administrator may not implement an Exchange Program.
6.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
7.Stock Options.
(a)Grant of Options. Subject to the terms and conditions of the Plan, an Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.
(b)Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 1,500,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, the Participant may be granted Options covering up to an additional 1,500,000 Shares.
(c)Term of Option. The term of each Option will be determined by the Administrator and stated in the Award Agreement, but in no event shall the term of an Option be more than ten (10) years from the date of grant.
(d)Option Exercise Price and Consideration.
(i)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but shall in no event be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, subject to Section 5. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(e)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination of Participant’s status as a Service Provider (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the termination of Participant’s status as a Service Provider, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination of Participant’s status as a Service Provider, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following termination of Participant’s status as a Service Provider, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination of Participant’s status as a Service Provider, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination of Participant’s status as a Service Provider (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following termination of Participant’s status as a Service Provider, but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
In the event that the Participant dies while a Service Provider, but before the expiration of the Participant’s Option as set forth in subsections (iii) or (iv), as applicable, all or part of the Option (to the extent vested) may be exercised (prior to expiration) by the Participant’s designated beneficiary, provided such beneficiary has been properly designated prior to Participant’s death in a form acceptable to the Administrator and to the extent permitted by Applicable Law. In the absence of such designated beneficiary (or to the extent not permitted by Applicable Law), such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.
8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 8 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. Subject to the vesting limitations under Section 5, the Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
9.Restricted Stock Units.
(a)Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such terms and conditions as the Administrator in its sole discretion determines, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its sole discretion.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, subject to the vesting limitations under Section 5, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
10.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(c) relating to the maximum term and Section 7(e) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
11.Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, subject to the vesting limitations under Section 5, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

12.Service Provider Status.
(a)Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee or Director in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3 and 5 of the Plan.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, in accordance with the following (i) Awards will be assumed or an equivalent option or right substituted by the acquiring or succeeding corporation or a Parent or Subsidiary thereof, (ii) upon written notice to a Participant and subject to the next paragraph, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) subject to the next paragraph, (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (iv) any combination of the foregoing. The Administrator will not be required to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly in the transaction.
In the event that the successor corporation does not assume or substitute for the Award (and for the avoidance of doubt, notwithstanding the vesting limitations under Section 5) (or portion of the Award), (A) the Participant will fully vest in and have the right to exercise such outstanding Option and Stock Appreciation Right, including Shares as to which such Award would not otherwise be vested or exercisable, (B) all restrictions on such Restricted Stock and Restricted Stock Units will lapse, and (C) with respect to such Award with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved based on actual performance measured through the last date that the Award remains outstanding (or such earlier date, as determined by the Administrator, in its sole discretion), with any performance period shortened proportionately and applicable performance goals or other vesting criteria adjusted proportionately to reflect the shortened performance period (or to the extent applicable, the value of the consideration to be received by the Company’s stockholders in connection with the merger or Change in Control), as determined by the Administrator, in its sole discretion. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 14(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.
15.Tax.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such Tax Obligation, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, , provided the delivery of such Shares will not result in adverse accounting consequences as the Administrator determines in its sole discretion, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that such Shares are withheld or delivered, as applicable.
(c)Compliance with Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding the foregoing, in no event will the Company or any Parent, Subsidiary or other affiliate of the Company have any liability or obligation to reimburse, indemnify, or hold harmless any Participant for any taxes, interest, or penalties imposed, or other costs incurred, as a result of Section 409A.
16.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary, nor will they interfere in any way with the Participant’s right or the right of the Company or any Parent or Subsidiary, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon approval of the Plan by the stockholders of the Company. It will continue in effect for a term of ten (10) years from the date of such stockholder approval, unless terminated earlier under Section 19 of the Plan.
19.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any contrary provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

21.Conditions upon Issuance of Shares.
a.Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
b.Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
24.Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Plan.